GUARANTY AGREEMENT
     GUARANTY, dated as of May 7, 2008 (this “Guaranty”), by each of the Subsidiaries of the Borrower executing a signature page hereto (each, a “Subsidiary Guarantor”), in favor of the Administrative Agent (as defined below), each Lender, and each other holder of a Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a “Guaranteed Party” and, collectively, the “Guaranteed Parties”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement dated as of March 10, 2008 among Dr Pepper Snapple Group, Inc. (the “Borrower”), the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A., as syndication agent, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., and UBS Securities LLC as documentation agents, and the other parties thereto (together with all appendices, exhibits, and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein. Capitalized terms defined in the Credit Agreement and used (but not otherwise defined) herein are used herein as so defined.
     WHEREAS, each Subsidiary Guarantor is a direct or indirect Subsidiary of the Borrower; and
     WHEREAS, each Subsidiary Guarantor will receive substantial direct and indirect benefits from the making of the Loans and the granting of the other financial accommodations to the Borrower under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Guaranty
     (a) Each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under Title 11 of the United States Code (the “Bankruptcy Code”), or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

     (b) Each Subsidiary Guarantor further agrees that, if any payment made by the Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, to the extent of such payment or repayment, the Subsidiary Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Subsidiary Guarantor in respect of the amount of such payment; provided, however, that any such reinstated Guaranty shall be released immediately upon the Obligations being indefeasibly paid in full.
ARTICLE II
Limitation of Guaranty
     Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Subsidiary Guarantor shall be liable shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Subsidiary Guarantor pursuant to (i) applicable federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator and common law, (ii) Article III (Contribution) of this Guaranty or (iii) any other obligation, agreement, undertaking or similar provisions of any security or any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) providing for an equitable allocation among such Subsidiary Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.
ARTICLE III
Contribution
     To the extent that any Subsidiary Guarantor shall be required hereunder to pay a portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and the other financial accommodations provided to the Borrower under the Loan Documents and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Subsidiary Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the other Guarantors at the date enforcement is sought hereunder, then such Subsidiary Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.
ARTICLE IV
Authorization; Other Agreements
     The Guaranteed Parties are hereby authorized, without notice to, or demand upon, any Subsidiary Guarantor, which notice and demand requirements, to the fullest extent permitted by applicable law, each are expressly waived hereby, and without discharging or otherwise affecting the obligations of any Subsidiary Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
     (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them, including any increase or decrease of principal or the rate of interest thereon, in each case to the extent permitted by the Loan Documents;
     (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them, in each case to the extent permitted by the Loan Documents;
     (c) accept partial payments on the Obligations;
     (d) receive, take and hold security or collateral for the payment of the Obligations or any part of them from any Person with the consent of such Person and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such security or collateral;
     (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;
     (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them with the consent of such guarantor, maker or endorser and otherwise deal with the Borrower or any other guarantor, maker or endorser;
     (g) apply to the Obligations any payment or recovery (x) from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from the Subsidiary Guarantors in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

     (h) apply to the Obligations any payment or recovery from the Subsidiary Guarantors of the Obligations or any sum realized from security furnished by the Subsidiary Guarantors upon their indebtedness or obligations to the Guaranteed Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and
     (i) refund at any time any payment received by any Guaranteed Party in respect of any Obligations with the consent of the Person receiving such refund, and payment to such Guaranteed Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Subsidiary Guarantors hereunder in respect of the amount so refunded;
even if any right of reimbursement or subrogation or other right or remedy of the Subsidiary Guarantors are extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of the Subsidiary Guarantors).
ARTICLE V
Guaranty Absolute and Unconditional
     The Subsidiary Guarantor hereby waives, to the fullest extent permitted by applicable law, any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following (in each case to the fullest extent permitted by applicable law):
     (a) the invalidity or unenforceability of any of the Borrower’s obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any other guaranty of the Obligations or any part of them;
     (b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;
     (c) any Guaranteed Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
     (d) any borrowing or grant of a Lien by the Borrower, as debtor in possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
     (e) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Party’s claim (or claims) for repayment of the Obligations;
     (f) any use of cash collateral under Section 363 of the Bankruptcy Code;

     (g) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
     (h) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Subsidiary Guarantor or any of the Borrower’s other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;
     (i) failure by any Guaranteed Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;
     (j) any action taken by any Guaranteed Party if such action is authorized hereby; or
     (k) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.
ARTICLE VI
Waivers
     Each Subsidiary Guarantor hereby waives, to the fullest extent permitted by applicable law, diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any of its Subsidiaries. No Subsidiary Guarantor shall, until the Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or, except in the case of the netting of intercompany balances in the ordinary course of business, set off any of its obligations to the Borrower against any obligations of the Borrower to it. The Borrower shall not, until the Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against any Subsidiary Guarantor or, except in the case of the netting of intercompany balances in the ordinary course of business, set off any of its obligations to any Subsidiary Guarantor against any obligations of the Subsidiary Guarantor to it. In connection with the foregoing, each Subsidiary Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance, or the termination or release of such Subsidiary Guarantor’s obligations hereunder in accordance with the terms hereof.
ARTICLE VII
Reliance
     Each Subsidiary Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and such Subsidiary

Guarantor hereby agrees that no Guaranteed Party shall have any duty to advise it of information known to it regarding such condition or any such circumstances. In the event any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Subsidiary Guarantor, such Guaranteed Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guaranteed Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to such Subsidiary Guarantor.
ARTICLE VIII
Deferral of Subrogation and Contribution Rights
     Until the Obligations have been irrevocably paid in full and the Commitments have been terminated, no Subsidiary Guarantor shall enforce or otherwise exercise any right of subrogation to any of the rights of the Guaranteed Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Guaranty or by any payment made by such Subsidiary Guarantor in respect of the Obligations.
ARTICLE IX
Subordination
     Each Subsidiary Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to the Subsidiary Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations; provided that, until (x) the occurrence and during the continuation of any Event of Default, under clauses (a), (b) (with respect to interest only), (h) or (i) of Article VII of the Credit Agreement, and (y) notice is given by the Administrative Agent to the Borrower, the Borrower and the Subsidiary Guarantors shall be permitted to make payments in respect of the Guarantor Subordinated Debt in accordance with the terms thereof. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by the applicable Subsidiary Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Subsidiary Guarantor’s liability hereof. Each Subsidiary Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Subsidiary Guarantor’s rights thereunder. If for any reason a Subsidiary Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, each Subsidiary Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Subsidiary Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Subsidiary Guarantor hereby assigns to the Administrative Agent all of its rights to any payments or distributions to which it otherwise would be entitled. If the amount so paid is greater than such Subsidiary Guarantor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto.
ARTICLE X
Default; Remedies
     The obligations of the Subsidiary Guarantors hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Subsidiary Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations or joining the Borrower or any other guarantor in any proceeding against any guarantor.
ARTICLE XI
Irrevocability, Termination or Release
     With respect to any Subsidiary Guarantor, this Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be terminated and cancelled. A Subsidiary Guarantor shall be automatically released from its obligations hereunder upon the consummation of any transaction permitted by the Loan Documents, as a result of which such Subsidiary Guarantor ceases to be a Subsidiary, becomes an Excluded Subsidiary or is otherwise relieved of its obligations to provide the guarantee hereunder. Upon such termination or cancellation of this Guaranty, or upon such release of a Subsidiary Guarantor from its obligations hereunder, and at the written request of such Subsidiary Guarantor or its successors or assigns, and at the cost and expense of such Subsidiary Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction, termination or release of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty with respect to such Subsidiary Guarantor.
ARTICLE XII
Setoff
     If an Event of Default shall have occurred and be continuing, each Guaranteed Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Guaranteed Party or Affiliate to or for the credit or the account of any Subsidiary Guarantor against any of and all the obligations of the Subsidiary Guarantor now or hereafter existing under this Guaranty held by such Guaranteed Party to the extent then due and owing, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty. Each Guaranteed Party agrees to notify such Subsidiary Guarantor promptly of its exercise of any rights under this Article, but the failure to provide such notice shall not otherwise limit its rights under this Article or result in any liability to such Guaranteed Party. The rights of each Guaranteed Party under this Article are in addition to other rights and remedies (including other rights of setoff) which such Guaranteed Party may have.

ARTICLE XIII
No Marshalling
     Each Subsidiary Guarantor consents and agrees that no Guaranteed Party or Person acting for or on behalf of any Guaranteed Party shall be under any obligation to marshal any assets in favor of such Subsidiary Guarantor or against or in payment of any or all of the Obligations.
ARTICLE XIV
Enforcement; Waivers; Amendments
     (a) No delay on the part of any Guaranteed Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. Failure by any Guaranteed Party at any time or times hereafter to require strict performance by the Borrower, any Subsidiary Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guaranteed Party shall not waive, affect or diminish any right of any Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 9.02 of the Credit Agreement) or knowledge of any Guaranteed Party, or its respective agents, officers or employees. No action by any Guaranteed Party permitted hereunder shall in any way affect or impair any Guaranteed Party’s rights and remedies or the obligations of any Subsidiary Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrower to a Guaranteed Party shall be conclusive and binding on the Subsidiary Guarantors irrespective of whether any Subsidiary Guarantor was a party to the suit or action in which such determination was made.
     (b) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except pursuant to an agreement in writing entered into by each Subsidiary Guarantor, the Borrower and the Required Lenders or by each Subsidiary Guarantor, the Borrower and the Administrative Agent with the consent of the Required Lenders.
ARTICLE XV
Successors and Assigns
     This Guaranty shall be binding upon each Subsidiary Guarantor and upon the successors and assigns of such Subsidiary Guarantor and shall inure to the benefit of the Guaranteed Parties and their respective successors and assigns; all references herein to the Borrower and to the Subsidiary Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Subsidiary Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors in possession. All references to the singular shall be deemed to include the plural where the context so requires.
ARTICLE XVI
[Reserved]
ARTICLE XVII
Governing Law
     This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
ARTICLE XVIII
Submission to Jurisdiction; Service of Process
     (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Guaranty against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.
     (b) Each Subsidiary Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Guaranty or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Subsidiary Guarantor care of the Borrower at the Borrower’s address specified in Section 9.01 of the Credit Agreement. Each Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (c) Nothing contained in this Article XVIII shall affect the right of the Administrative Agent or any other Guaranteed Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Subsidiary Guarantor in any other jurisdiction.

ARTICLE XIX
Waiver of Judicial Bond
     To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives the requirement to post any bond that otherwise may be required of any Guaranteed Party in connection with any judicial proceeding to enforce such Guaranteed Party’s rights to payment hereunder or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Guaranty and the Loan Documents to which it is a party.
ARTICLE XX
Certain Terms
     The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.
ARTICLE XXI
Waiver of Jury Trial
     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.
ARTICLE XXII
Notices
     Any notice or other communication herein required or permitted shall be given as provided in Section 9.01 of the Credit Agreement and, in the case of any Subsidiary Guarantor, to such Subsidiary Guarantor in care of the Borrower.

ARTICLE XXIII
Severability
     Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
ARTICLE XXIV
Costs and Expenses
     In accordance with the provisions of Section 9.03 of the Credit Agreement, each Subsidiary Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guaranteed Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guaranteed Parties in enforcing this Guaranty against such Subsidiary Guarantor or exercising or enforcing any other right or remedy available in connection herewith or therewith.
ARTICLE XXV
Waiver of Consequential Damages
     EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.
ARTICLE XXVI
Entire Agreement
     This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Subsidiary Guarantor, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the day and year first set forth above.

A&W CONCENTRATE COMPANY
AMTRANS, INC.
BERKELEY SQUARE US, INC.
BEVERAGE MANAGEMENT, INC.
BEVERAGE INVESTMENTS LLC
CADBURY ADAMS FINANCE CORPORATION
CADBURY BEVERAGES INC.
CADBURY BEVERAGES DELAWARE INC.
CADBURY SCHWEPPES AMERICAS INC.
CADBURY SCHWEPPES AMERICAS BEVERAGES, INC.
CADBURY SCHWEPPES AMERICAS INVESTMENTS INC.
CADBURY SCHWEPPES BOTTLING GROUP, INC.
CADBURY SCHWEPPES FINANCE, INC.
CADBURY SCHWEPPES HOLDINGS (U.S.)
CADBURY SCHWEPPES SBS, INC.
CBI HOLDINGS INC.
DR PEPPER BOTTLING COMPANY OF TEXAS
DR PEPPER BOTTLING OF SPOKANE, INC.
DR PEPPER COMPANY
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
DR PEPPER SNAPPLE GROUP, INC.
HIGH RIDGE INVESTMENTS US, INC.
INTERNATIONAL INVESTMENTS MANAGEMENT LLC

By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Executive Vice President

MOTT’S GENERAL PARTNERSHIP
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, INC.
NUTHATCH TRADING US, INC.
PACIFIC SNAPPLE DISTRIBUTORS, INC.
ROYAL CROWN COMPANY, INC.
SEVEN UP BOTTLING COMPANY OF SAN FRANCISCO
SEVEN-UP/RC BOTTLING COMPANY, INC.
SOUTHEAST-ATLANTIC BEVERAGE CORPORATION
SNAPPLE BEVERAGE CORP.
SNAPPLE DISTRIBUTORS, INC.
THE AMERICAN BOTTLING COMPANY

By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Executive Vice President

AMERICAS BEVERAGES MANAGEMENT GP
INTERNATIONAL BEVERAGE INVESTMENTS GP

By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Designated Representative

ACKNOWLEDGED AND AGREED
as of the date first above written:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Thomas H. Kozlark

Name: Thomas H. Kozlark
Title: Executive Director
[SIGNATURE PAGE TO GUARANTY]